Exhibit 99.1

TerraForm Global Extends Termination Date of Merger Agreement to March 6, 2018

BETHESDA, MD, December 5, 2017 (GLOBENEWSWIRE) – TerraForm Global, Inc. (Nasdaq: GLBL) (“TerraForm Global” or the “Company”), a global owner and operator of clean energy power plants, today announced that it has exercised its right to extend the termination date under the Agreement and Plan of Merger entered into on March 6, 2017 with certain affiliates of Brookfield Asset Management Inc. (the “Merger Agreement”) from December 6, 2017 to March 6, 2018. However, the closing of the merger is currently anticipated to occur no later than December 29, 2017 on the terms previously approved by the Company’s stockholders at the special meeting held on November 13, 2017.

About TerraForm Global

TerraForm Global is a renewable energy company that creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Contacts:

Investors:
Ian Speight
TerraForm Global
GLBL-IR@terraform.com

Media:
Meaghan Repko / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
GLBL-media@terraform.com
(212) 355-4449

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

Such statements include, without limitation, statements regarding the anticipated timing of the closing of the merger contemplated by the Merger Agreement and the final terms of such transaction. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the possibility of delays in satisfying the remaining conditions to the closing of the merger contemplated by the Merger Agreement; whether the Company is able to resolve certain pending securities litigation on favorable terms, or at all; and additional factors we have described in other filings with the SEC.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.